     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1997


                                                  REGISTRATION NOS. 333-25727


                                                                    333-25727-01

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 6

                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
                                      AND

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                            CCA PRISON REALTY TRUST
      (Exact name of Registrant as Specified in its Governing Instruments)
                             ---------------------

              2200 ABBOTT MARTIN ROAD                               J. MICHAEL QUINLAN
                     SUITE 201                                    CHIEF EXECUTIVE OFFICER
            NASHVILLE, TENNESSEE 37215                            CCA PRISON REALTY TRUST
                  (615) 460-7452                                  2200 ABBOTT MARTIN ROAD
    (Address of Principal Executive Offices of                           SUITE 201
                     Registrant)
                                                                NASHVILLE, TENNESSEE 37215
                                                                      (615) 460-7452
                                                        (Name and Address of Agent for Service for
                                                                        Registrant)

                             ---------------------
                       CORRECTIONS CORPORATION OF AMERICA
           (Exact name of Co-Registrant as Specified in its Charter)

              102 WOODMONT BOULEVARD                                   DOCTOR R. CRANTS
                    SUITE 800                                      CHIEF EXECUTIVE OFFICER
            NASHVILLE, TENNESSEE 37205                              102 WOODMONT BOULEVARD
                  (615) 292-3100                                          SUITE 800
    (Address of Principal Executive Offices of                    NASHVILLE, TENNESSEE 37205
                   Co-Registrant)
                                                                        (615) 292-3100
                                                          (Name and Address of Agent for Service for
                                                                        Co-Registrant)

                             ---------------------

                                   COPIES TO:

                ELIZABETH E. MOORE                               F. MITCHELL WALKER, JR.
            STOKES & BARTHOLOMEW, P.A.                            BASS, BERRY & SIMS PLC
   SUNTRUST CENTER, NASHVILLE, TENNESSEE 37219      FIRST AMERICAN CENTER, NASHVILLE, TENNESSEE 37238
        (615) 259-1450/FAX (615) 259-1470                   (615) 742-6200/FAX (615) 742-6298

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]  ________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below are certain registration, filing and listing fees and an estimate of the other fees and expenses to be incurred in connection with the issuance and distribution of the Common Shares offered hereby.

Securities and Exchange Commission Registration Fee.........  $  135,390
NASD Filing Fee.............................................      30,500
New York Stock Exchange Original Listing Fee................     161,390
Blue Sky Fees and Expenses (including attorneys' fees)......       2,500
Accounting Fees and Expenses................................     335,000
Attorneys' Fees and Expenses................................   1,270,000
Printing and Engraving Expenses.............................     700,000
Transfer Agent's Fees.......................................      12,000
Trustees' and Officers' Insurance...........................     175,000
Miscellaneous Expenses......................................     278,250
                                                              ----------
          Total.............................................  $3,100,000
                                                              ==========

---------------

* To be filed by amendment.

ITEM 31.  SALES TO SPECIAL PARTIES.

     The Company was formed as a Maryland real estate investment trust in April 1997, with one shareholder being issued 1,000 Common Shares in consideration of $1,000.

     Upon consummation of the Offering, D. Robert Crants, III and Michael W. Devlin will each receive 150,000 Common Shares as a development fee and for services rendered and as reimbursement of actual costs incurred in connection with the formation of the Company, the consummation of the Offering and the closing of the Initial Facilities. The reimbursed costs include certain costs related to property due diligence, employee compensation, travel and overhead.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES.

     All of the Common Shares issued by the Company discussed in Item 31 above were issued pursuant to an exemption from the registration requirements of the Securities Act contained in Section 4(2) of the Securities Act.

ITEM 33.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     The Declaration of Trust of the Company provides for indemnification of trustees and officers to the full extent permitted by the laws of the State of Maryland.

     Section 8-301 of the Corporation and Associations Article of the Annotated Code of Maryland permits a Maryland real estate investment trust to indemnify trustees, officers, employees and agents of the real estate investment trust to the same extent as is permitted for directors, officers, employees and agents of a Maryland corporation under Section 2-418 of the MGCL.

     Section 2-418 of the MGCL generally permits indemnification of any trustee made a party to any proceedings by reason of service as a trustee unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the trustee in connection with the proceeding; but, if the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the trustee has been adjudged to be liable to the corporation, or if the proceeding is one charging improper personal benefit to the trustee, whether or not involving action in the trustee's official capacity, indemnification of the trustee is not permitted if the trustee was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the trustee did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the trustee failed to meet the requisite standard of conduct for permitted indemnification.

     Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which a trustee may be entitled under the Declaration of Trust, Bylaws, any resolution of shareholders or trustees, any agreement or otherwise.

     The statute permits a Maryland real estate investment trust to indemnify its officers, employees and agents to the same extent as its trustees. The Company's Declaration of Trust provides for indemnification of the Company's officers, employees or agents to the fullest extent permitted by law.

     The Company will enter into indemnification agreements (the "Indemnification Agreements") with its trustees and certain of its executive officers. The Indemnification Agreements are intended to provide indemnification to the maximum extent allowable by or not in violation of any law of the State of Maryland. Each Indemnification Agreement provides that the Company shall indemnify a trustee or officer who is a party to the agreement (the "Indemnitee") if he or she was or is a party to or otherwise involved in any proceeding (other than a derivative proceeding) by reason of the fact that he or she was or is a trustee or officer of the Company, against losses incurred in connection with the defense or settlement of such proceeding. The indemnification provided under each Indemnification Agreement is limited to instances where the act or omission giving rise to the claim for which indemnification is sought was not otherwise indemnified by the Company or insurance maintained by the Company, was not established to have been committed in bad faith or the result of active and deliberate dishonesty, did not involve receipt of improper personal benefit, did not result in a judgment of liability to the Company in a proceeding by or in the right of the Company, did not involve an accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and, with respect to any criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

     The Company will obtain trustees and officers liability insurance.

ITEM 34.  TREATMENT OF PROCEEDS FROM SECURITIES BEING REGISTERED.

     Not applicable.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements Included in this Registration Statement, including the Prospectus:

                                                              PAGE
                                                              ----
CCA PRISON REALTY TRUST
  FINANCIAL STATEMENTS
     Report of Independent Public Accountants...............   F-2
     Balance Sheet as of April 23, 1997.....................   F-3
     Notes to Balance Sheet.................................   F-4
CCA PRISON REALTY TRUST
  PRO FORMA FINANCIAL STATEMENTS
     Pro Forma Statements of Operations for the year ended
      December 31, 1996 and the three months ended March 31,
      1997..................................................    33
     Pro Forma Balance Sheet as of March 31, 1997...........    34
CORRECTIONS CORPORATION OF AMERICA
  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
     Pro Forma Consolidated Balance Sheet as of March 31,
      1997..................................................   F-6
     Notes to Pro Forma Consolidated Balance Sheet..........   F-7
     Pro Forma Consolidated Statement of Operations for the
      year ended December 31, 1996..........................   F-8
     Pro Forma Consolidated Statement of Operations for the
      three months ended March 31, 1997.....................   F-9
CORRECTIONS CORPORATION OF AMERICA
  CONSOLIDATED FINANCIAL STATEMENTS
     Report of Independent Public Accountants...............  F-10
     Consolidated Balance Sheets as of December 31, 1996 and
      1995..................................................  F-11
     Consolidated Statements of Operations for the years
      ended December 31, 1996, 1995 and 1994................  F-12
     Consolidated Statements of Cash Flows for the years
      ended December 31, 1996, 1995 and 1994................  F-13
     Consolidated Statements of Stockholders' Equity for the
      years ended December 31, 1996, 1995 and 1994..........  F-15
     Notes to the Consolidated Financial Statements.........  F-16
CORRECTIONS CORPORATION OF AMERICA CONDENSED CONSOLIDATED
  FINANCIAL STATEMENTS (UNAUDITED)
     Condensed Consolidated Balance Sheet as of March 31,
      1997 and December 31, 1996............................  F-30
     Condensed Consolidated Statements of Operations for the
      three months ended March 31, 1997 and 1996............  F-31
     Condensed Consolidated Statements of Cash Flows for the
      three months ended March 31, 1997 and 1996............  F-32
     Notes to Condensed Consolidated Financial Statements...  F-34

(b) Exhibits:

 EXHIBIT
  NUMBER
----------
  *1        --   Form of Underwriting Agreement
  *2        --   Agreement of Sale and Purchase Between CCA Prison Realty
                 Trust and Corrections Corporation of America
  *3.1      --   Amended and Restated Declaration of Trust of CCA Prison
                 Realty Trust
  *3.2      --   Amended and Restated Bylaws of CCA Prison Realty Trust
  *3.3      --   Specimen of certificate representing the Common Shares

 EXHIBIT
  NUMBER
----------
  *4        --   Provisions defining the rights of shareholders are found in
                 Sections 8-10 and 15 and Article II in the Amended and
                 Restated Declaration of Trust and Amended and Restated
                 Bylaws, respectively, of CCA Prison Realty Trust (included as Exhibits 3.1 and 3.2 to the Registration Statement)
  *5.1      --   Opinion of Stokes & Bartholomew, P.A., regarding the
                 validity of the Common Shares being offered hereby
  *5.2      --   Opinion of Miles & Stockbridge, A Professional Corporation,
                 regarding the validity of the Common Shares being offered
                 hereby
  *8.1      --   Opinion of Stokes & Bartholomew, P.A., regarding certain
                 federal income tax matters.
  *8.2      --   Opinion of Sherrard & Roe, PLC, regarding certain federal
                 income tax matters
 *10.1(a)   --   Option Agreement Between CCA Prison Realty Trust and
                 Corrections Corporation of America with respect to the
                 Northeast Ohio Correctional Center
 *10.1(b)   --   Option Agreement Between CCA Prison Realty Trust and
                 Corrections Corporation of America with respect to the
                 Torrance County Detention Facility
 *10.1(c)   --   Option Agreement Between CCA Prison Realty Trust and
                 Corrections Corporation of America with respect to the
                 Southern Colorado Correctional Facility
 *10.1(d)   --   Option Agreement Between CCA Prison Realty Trust and
                 Corrections Corporation of America with respect to the North
                 Fork Correctional Facility
 *10.1(e)   --   Option Agreement Between CCA Prison Realty Trust and
                 Corrections Corporation of America with respect to the
                 Whiteville Correctional Center
 *10.2      --   Form of Master Agreement to Lease Between CCA Prison Realty
                 Trust and Corrections Corporation of America
 *10.3      --   Form of Lease Between CCA Prison Realty Trust and
                 Corrections Corporation of America with respect to the
                 Leased Properties
 *10.4      --   Right to Purchase Agreement Between CCA Prison Realty Trust
                 and Corrections Corporation of America
 *10.5      --   Form of Trade Name Use Agreement Between CCA Prison Realty
                 Trust and Corrections Corporation of America
 *10.6      --   Commitment for Arrangement of Bank Credit Facility and
                 Financing with Summary of Terms and Conditions from First
                 Union National Bank of Tennessee and First Union Capital
                 Market Corp. and accepted by CCA Prison Realty Trust
 *10.7      --   Form of Officer and Trustee Indemnification Agreement
                 between CCA Prison Realty Trust and its trustees and
                 officers
 *10.8      --   Form of Employment Agreement between J. Michael Quinlan and
                 CCA Prison Realty Trust
 *10.9      --   Form of Employment Agreement between D. Robert Crants, III and CCA Prison Realty Trust
 *10.10     --   Form of Employment Agreement between Michael W. Devlin and
                 CCA Prison Realty Trust
 *10.11     --   Form of CCA Prison Realty Trust 1997 Employee Share
                 Incentive Option Plan
 *10.12     --   Form of CCA Prison Realty Trust Non-Employee Trustees' Share
                 Option Plan, as amended
 *21        --   List of Subsidiaries of CCA Prison Realty Trust

 EXHIBIT
  NUMBER
----------
 *23.1      --   Consent of Stokes & Bartholomew, P.A. (included in Exhibits
                 5.1 and 8.1)
 *23.2      --   Consent of Arthur Andersen LLP (with respect to Corrections
                 Corporation of America)
 *23.3      --   Consent of Arthur Andersen LLP (with respect to CCA Prison
                 Realty Trust)
 *23.4      --   Consent of Miles & Stockbridge, A Professional Corporation
                 (included in Exhibit 5.2)
 *23.5      --   Consent of Sherrard & Roe, PLC (included in Exhibit 8.2)
 *23.6      --   Consent of Private Corrections Project Center for Studies in
                 Criminology and Law -- University of Florida at Gainesville
 *24        --   Power of Attorney (included in the signature pages)
 *27        --   Financial Data Schedule


---------------

 * Previously filed
** Filed herewith

ITEM 36.  UNDERTAKINGS.

          (1) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the Common Shares, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (3) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.


          (5) CCA hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of CCA's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment Number 6 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly approved, in the City of Nashville, State of Tennessee, on the 10th day of July, 1997.


                                          CCA PRISON REALTY TRUST

                                          By:   /s/ D. ROBERT CRANTS, III
                                            ------------------------------------
                                            D. Robert Crants, III
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment Number 6 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----
                         *                           Chief Executive Officer (Principal   July 10, 1997
---------------------------------------------------    Executive Officer) and Trustee
                J. Michael Quinlan

                         *                                  President and Trustee         July 10, 1997
---------------------------------------------------
               D. Robert Crants, III

                         *                              Chief Development Officer and     July 10, 1997
---------------------------------------------------                Trustee
                 Michael W. Devlin

                         *                           Chief Financial Officer (Principal   July 10, 1997
---------------------------------------------------   Financial and Accounting Officer)
                  Vida H. Carroll

                         *                                    Chairman; Trustee           July 10, 1997
---------------------------------------------------
                 Doctor R. Crants

                         *                                         Trustee                July 10, 1997
---------------------------------------------------
                    C. Ray Bell

                         *                                         Trustee                July 10, 1997
---------------------------------------------------
                 Richard W. Cardin

                         *                                         Trustee                July 10, 1997
---------------------------------------------------
               Monroe J. Carell, Jr.

                         *                                         Trustee                July 10, 1997
---------------------------------------------------
                John W. Eakin, Jr.

                         *                                         Trustee                July 10, 1997
---------------------------------------------------
                    Ted Feldman

                         *                                         Trustee                July 10, 1997
---------------------------------------------------
                 Jackson W. Moore

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----
                         *                                         Trustee                July 10, 1997
---------------------------------------------------
                  Rusty L. Moore

                         *                                         Trustee                July 10, 1997
---------------------------------------------------
                 Joseph V. Russell

                         *                                         Trustee                July 10, 1997
---------------------------------------------------
              Charles W. Thomas, Ph.D

          *By: /s/ D. ROBERT CRANTS, III
  ----------------------------------------------
               D. Robert Crants, III
                 Attorney-in-Fact

                                       SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Corrections Corporation of America has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 10th day of July, 1997.


                                          CORRECTIONS CORPORATION OF AMERICA

                                          By:     /s/ DOCTOR R. CRANTS
                                            ------------------------------------
                                            Doctor R. Crants
                                            Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----
                         *                              Chairman of the Board; Chief      July 10, 1997
---------------------------------------------------    Executive Officer; and Director
                 Doctor R. Crants                       (Principal Executive Officer)

                         *                             Vice President, Finance; Chief     July 10, 1997
---------------------------------------------------   Financial Officer; Secretary and
               Darrell K. Massengale                 Treasurer (Principal Financial and
                                                             Accounting Officer)

                         *                             Chairman Emeritus and Director     July 10, 1997
---------------------------------------------------
                 Thomas W. Beasley

                                                                  Director                July   , 1997
---------------------------------------------------
                 Joseph F. Johnson

                         *                                        Director                July 10, 1997
---------------------------------------------------
                William F. Andrews

                         *                                        Director                July 10, 1997
---------------------------------------------------
               R. Clayton McWhorter


                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----
                         *                                        Director                July 10, 1997
---------------------------------------------------
            Samuel W. Bartholomew, Jr.

                                                                  Director                July   , 1997
---------------------------------------------------
                 Jean-Pierre Cuny

             *By: /s/ DOCTOR R. CRANTS
  ----------------------------------------------
                 Doctor R. Crants
                 Attorney-in-Fact

                               INDEX TO EXHIBITS

 EXHIBIT
  NUMBER                           DESCRIPTION OF EXHIBITS
 -------                           -----------------------
  *1         --  Form of Underwriting Agreement..............................
  *2         --  Agreement of Sale and Purchase Between CCA Prison Realty
                 Trust and Corrections Corporation of America................
  *3.1       --  Amended and Restated Declaration of Trust of CCA Prison
                 Realty Trust................................................
  *3.2       --  Amended and Restated Bylaws of CCA Prison Realty Trust......
  *3.3       --  Specimen of certificate representing the Common Shares......
  *4         --  Provisions defining the rights of shareholders are found in
                 Sections 8-10 and 15 and Article II in the Amended and
                 Restated Declaration of Trust and Amended and Restated
                 Bylaws, respectively, of CCA Prison Realty Trust (included as Exhibits 3.1 and 3.2 to the Registration Statement)......
  *5.1       --  Opinion of Stokes & Bartholomew, P.A., regarding the
                 validity of the Common Shares being offered hereby..........
  *5.2       --  Opinion of Miles & Stockbridge, A Professional Corporation,
                 regarding the validity of the Common Shares being offered
                 hereby
  *8.1       --  Opinion of Stokes & Bartholomew, P.A., regarding certain federal income tax matters..................................
  *8.2       --  Opinion of Sherrard & Roe, PLC, regarding certain federal income tax matters..........................................
 *10.1(a)    --  Option Agreement Between CCA Prison Realty Trust and
                 Corrections Corporation of America with respect to the
                 Northeast Ohio Correctional Center..........................
 *10.1(b)    --  Option Agreement Between CCA Prison Realty Trust and
                 Corrections Corporation of America with respect to the
                 Torrance County Detention Facility..........................
 *10.1(c)    --  Option Agreement Between CCA Prison Realty Trust and
                 Corrections Corporation of America with respect to the
                 Southern Colorado Correctional Facility.....................
 *10.1(d)    --  Option Agreement Between CCA Prison Realty Trust and
                 Corrections Corporation of America with respect to the North
                 Fork Correctional Facility..................................
 *10.1(e)    --  Option Agreement Between CCA Prison Realty Trust and
                 Corrections Corporation of America with respect to the
                 Whiteville Correctional Center..............................
 *10.2       --  Form of Master Agreement to Lease Between CCA Prison Realty
                 Trust and Corrections Corporation of America................
 *10.3       --  Form of Lease Between CCA Prison Realty Trust and
                 Corrections Corporation of America with respect to the
                 Leased Properties...........................................
 *10.4       --  Right to Purchase Agreement Between CCA Prison Realty Trust
                 and Corrections Corporation of America......................
 *10.5       --  Form of Trade Name Use Agreement Between CCA Prison Realty
                 Trust and Corrections Corporation of America................
 *10.6       --  Commitment for Arrangement of Bank Credit Facility and
                 Financing with Summary of Terms and Conditions from First
                 Union National Bank of Tennessee and First Union Capital
                 Market Corp. and accepted by CCA Prison Realty Trust........
 *10.7       --  Form of Officer and Trustee Indemnification Agreement
                 between CCA Prison Realty Trust and its trustees and
                 officers....................................................

 EXHIBIT
  NUMBER                           DESCRIPTION OF EXHIBITS
 -------                           -----------------------
    .8       --  Form of Employment Agreement between J. Michael Quinlan and
 *10             CCA Prison Realty Trust.....................................
 *10.9       --  Form of Employment Agreement between D. Robert Crants, III and CCA Prison Realty Trust.................................
 *10.10      --  Form of Employment Agreement between Michael W. Devlin and
                 CCA Prison Realty Trust.....................................
 *10.11      --  Form of CCA Prison Realty Trust 1997 Employee Share
                 Incentive Option Plan.......................................
 *10.12      --  Form of CCA Prison Realty Trust Non-Employee Trustees' Share
                 Option Plan, as amended.....................................
 *21         --  List of Subsidiaries of CCA Prison Realty Trust.............
 *23.1       --  Consent of Stokes & Bartholomew, P.A. (included in Exhibits
                 5.1 and 8.1)................................................
**23.2       --  Consent of Arthur Andersen LLP (with respect to Corrections
                 Corporation of America).....................................
 *23.3       --  Consent of Arthur Andersen LLP (with respect to CCA Prison
                 Realty Trust)...............................................
 *23.4       --  Consent of Miles & Stockbridge, A Professional Corporation
                 (included in Exhibit 5.2)...................................
 *23.5       --  Consent of Sherrard & Roe, PLC (included in Exhibit 8.2)....
 *23.6       --  Consent of Private Corrections Project Center for Studies in
                 Crimonology and Law -- University of Florida at Gainesville
 *24         --  Power of Attorney (included in the signature pages).........
 *27         --  Financial Data Schedule.....................................

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 * Previously filed
** Filed herewith